UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 18, 2011
Date of Report (Date of earliest event reported)
COLLECTIVE BRANDS, INC.
(Exact Name of Registrant as Specified in its Charter)
DELAWARE
(State or Other Jurisdiction of Incorporation)

1-14770 (Commission File Number)	43-1813160 (IRS Employer Identification No.)
3231 Southeast Sixth Avenue
Topeka, Kansas 66607-2207
(Address of Principal Executive Office) (Zip Code)
(785) 233-5171
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Matthew E. Rubel, the Chairman, Chief Executive Officer and President of Collective Brands, Inc., (the “Company”) offered and on May 18, 2011, the Company agreed to modify unilaterally the terms governing 50 percent of the 129,344 shares underlying the stock appreciation right (“SAR”) award granted to him on March 24, 2011 (the “Award”). As a result of this modification, 64,672 SARs (the “CCG Performance SARs”) will now vest on March 24, 2014, if the Company achieves the performance criteria for the three year performance period beginning on January 31, 2011 and ending on January 31, 2014 (the “Performance Period”) set forth below in the Vesting Schedule. The other 64,672 SARs granted pursuant to the Award shall vest as set forth in the Vesting Schedule. No other terms of the Award were modified, including, without limitation, all other vesting conditions set forth in the Award.
VESTING SCHEDULE
On March 24, 2012, 21,557 SARs vest.
On March 24, 2013, 21,557 SARs vest.
On March 24, 2014, 21,558 SARs vest.
In addition, if the Company achieves the following total stockholder return relative to the 2011 Compensation Comparison Group (the “CCG”), the CCG Performance SARs will vest as set forth below:
•	In the event performance is greater than or equal to the 50th percentile of the CCG for the Performance Period, all 64,672 SARs will vest on March 24, 2014.

•	In the event performance is greater than or equal to the 25th percentile and less than the 50th percentile of the CCG, for the Performance Period, 32,336 CCG Performance SARs will vest on March 24, 2014.

•	In the event performance is less than the 25th percentile of the CCG, none of the CCG Performance SARs will vest.
The foregoing description of the amendment to the Award does not purport to be complete and is qualified in its entirety by reference to the Agreement filed as Exhibit 10.1 and incorporated herein by reference.
Company’s Compensation Philosophy
As the Company stated in its proxy statement filed on April 13, 2011, in aggregate, base salaries for executive officers are expected to fall around the 50th percentile of the competitive market defined primarily by the CCG but may vary from around the 25th percentile of the market to beyond the 75th percentile, depending on the executive’s experience, performance, potential, and retention risk. These variations also reflect the reality that the Company competes with many larger companies for top-level executive talent. Annual and long-term incentive opportunities are designed to deliver variable compensation between the 50th and 75th percentile of the competitive market when performance targets are met, while superior performance can result in total direct compensation at or above the 75th percentile. To clarify, the Company does not benchmark target compensation opportunity for the CEO or other named executive officers at the 75th percentile.
In addition, the Company has been increasing the portion of equity based compensation that is subject to the achievement of performance targets (e.g., performance restricted stock) has increased from 0% in 2009 to 25% in 2010 to 37.5% in 2011. Consistent with the past trend and Mr. Rubel’s example, the Compensation, Nominating and Governance Committee will impose performance vesting requirements on 50 percent or more of grants of equity based compensation (based upon number of shares) awarded in the future for the Company’s named executive officers in the aggregate.

Item 9.01	Financial Statements and Exhibits.
Exhibits.

EXHIBIT #	DESCRIPTION
10.1	Stock Appreciation Award Modification Agreement between Matthew E. Rubel and Collective Brands, Inc., dated May 18, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTIVE BRANDS, INC.
Date: May 18, 2011	By:	/s/ Douglas G. Boessen
Douglas G. Boessen
Division Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

EXHIBIT #	DESCRIPTION
10.1	Stock Appreciation Award Modification Agreement between Matthew E. Rubel and Collective Brands, Inc., dated May 18, 2011